EXHIBIT 99.1

       Union Bank of California to Acquire Jackson Federal Bank

    SAN FRANCISCO--(BUSINESS WIRE)--July 2, 2004--UnionBanCal Corporation (NYSE:UB), parent company of Union Bank of California, N.A. (UBOC), jointly announced today with Prudential plc (NYSE:PUK), that UBOC will acquire Jackson Federal Bank (JFB), a wholly-owned subsidiary of Prudential plc, in a transaction valued at $305 million.
    JFB is a $1.9 billion-asset savings bank headquartered in Brea, California, with 14 full-service branches and approximately 250 employees in the Southern California area. JFB's principal business focus is income property lending and retail deposit gathering. As of March 31, 2004, JFB's $1.2 billion loan portfolio was comprised of approximately 51% multifamily, 29% commercial, and 20% single family and other loans, while JFB's $1.1 billion of deposits were approximately 62% CDs; 25% money market; and 13% DDA, NOW, and savings accounts. As of March 31, 2004, JFB's non-performing assets ratio was 0.36%. For the three-year period ended December 31, 2003, JFB had an annual average charge-off ratio of 0.02%. JFB's branches are located in the cities of Apple Valley, Barstow, Big Bear Lake, Blue Jay, Burbank, Fullerton, Glendale, Los Angeles (2), Rancho Palos Verdes, San Bernardino, San Gabriel, Santa Monica, and Torrance.
    Richard C. Hartnack, Vice Chairman of Union Bank and head of Community Banking and Investment Services, commented, "This acquisition provides us with a great opportunity to enter a new market segment where we can compete effectively against smaller community banks. Jackson Federal has built a commercial real estate lending business that will be complementary to Union Bank's lending strategies, and their multifamily and commercial real estate lending platform is a welcome strategic addition to Union Bank's existing franchise. Although there will be some branch overlap, this acquisition will also strengthen our retail presence in attractive Southern California markets."
    Philip B. Flynn, Vice Chairman of Union Bank and head of Commercial Financial Services, said, "The acquisition of Jackson Federal will provide us with opportunities to originate smaller multifamily and commercial real estate loans in an attractive market segment, and add to our income property lending product lines."
    "We are excited to partner with the management team and employees of Jackson Federal," added Hartnack. "Jackson Federal's retail customers will be well-served by our comprehensive product offerings and commitment to superior service."
    "Partnering with one of California's top financial institutions has strong appeal for us. We are enthusiastic about our merger with Union Bank," said Tad Lowrey, Chairman and Chief Executive Officer of Jackson Federal Bank. "This merger will provide our retail deposit and loan customers with an expanded menu of financial products and services, as well as wider branch access through Union Bank's 298 full-service branches in California."
    The acquisition marks the fifth bank acquisition for UBOC since May 2002, following the acquisitions of First Western Bank, Valencia Bank & Trust, Monterey Bay Bank and Business Bank of California.
    UBOC will pay $167.75 million in cash and $137.25 million in UB common stock, subject to a maximum of 3.4 million shares of UB common stock, for all of the shares of JFB. Based on a $305 million transaction value, the price represents 12.5x last twelve months earnings and 1.94x tangible book value as of March 31, 2004. The transaction may be terminated by Jackson National Life (JNL), a wholly-owned subsidiary of Prudential plc and the parent company of JFB, if (1) the average share price of UB common stock for 10 trading days prior to the third trading day before closing is below $40.37, and (2) UBOC has not given notice to issue additional shares of UB common stock sufficient to restore the total value of the transaction to $305 million. The securities offered to JNL have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
    Promptly after closing, JNL intends to distribute its holdings of UB common stock in an underwritten resale offering. It is a condition to closing that there be an effective registration statement covering the resale of UB shares received by JNL.
    Excluding any share repurchases, the transaction is expected to be approximately $0.01 per diluted common share accretive to UB's 2005 GAAP EPS. UB currently has authorization from its Board of Directors to repurchase approximately $245 million of common stock. Assuming the repurchase of an equivalent number of shares to that issued in the transaction, full year GAAP EPS accretion is estimated at $0.08 per diluted common share.
    The transaction has been approved by the boards of directors of Prudential plc (UK), Jackson National Life, Jackson Federal Bank, Union Bank of California, N.A., and UnionBanCal Corporation, and, subject to regulatory approval, the effectiveness of the UB registration statement and other customary closing conditions, is expected to be completed during the fourth quarter of 2004.
    Lehman Brothers served as exclusive financial advisor to JNL.

    Based in San Francisco, UnionBanCal Corporation is a bank holding company with assets of $46.1 billion at March 31, 2004. Its primary subsidiary, Union Bank of California, N.A., had 298 banking offices in California, 4 banking offices in Oregon and Washington and 21 international facilities, at March 31, 2004.

    Jackson National Life Insurance Company is a wholly-owned subsidiary of Prudential plc, a company incorporated in the United Kingdom. Prudential plc and its affiliated companies constitute one of the world's leading financial services groups. It provides insurance and financial services directly and through its subsidiaries and affiliates around the world. It has been in existence for over 150 years, and has about $300 billion in assets under management (as of December 31, 2003). Prudential plc is not affiliated in any manner with Prudential Financial Inc., a company whose principal place of business is in the United States of America.

    Forward-Looking Statements

    The following appears in accordance with the Private Securities Litigation Reform Act: This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by looking at the fact that they do not relate strictly to historical or current facts. Often, they include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." These forward looking statements include, but are not limited to, statements regarding the expected benefits of the transaction, the likelihood and timing of the closing of the transaction and the impact of the transaction on 2005 GAAP earnings per share. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include when and if the transaction is consummated, the success of Union Bank of California in integrating Jackson Federal Bank into its organization, fluctuations in interest rates, government policies and regulations (including monetary and fiscal policies), legislation, economic conditions, credit quality of borrowers, operational factors, competition in the geographic and business areas in which the Company conducts its operations, and global political and general economic conditions. A complete description of UnionBanCal Corporation, including related risk factors, is included in public filings with the Securities and Exchange Commission, which are available online at http://www.sec.gov. All forward-looking statements included in this press release are based on information available at the time of the release, and neither UnionBanCal Corporation nor Prudential plc assumes any obligation to update any forward-looking statement.

    CONTACT: UnionBanCal Corporation
             John A. Rice, Jr., 415-765-2969
             SVP -- Investor Relations
             Joanne Curran, 213-236-5017
             SVP -- Public Relations
                   or
             Prudential plc
             Rebecca Burrows, +44 (0) 207 548-3537
             Investor Relations Director
             Geraldine Davies, +44 (0) 207 548-3911
             Corporate Relations Director
                   or
             Jackson National Life
             Tim Padot, 517-702-2425
             Corporate Communications Director